                                                                   EXHIBIT 99.j1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
            --------------------------------------------------------

We hereby consent to the incorporation by reference in this Registration
Statement on Form N-1A ("Registration Statement") of our report dated May 12,
2004, relating to the financial statements and financial highlights which appear in the March 31, 2004 Annual Report to Shareholders of the Prime Money Market
Fund, Premium Money Market Fund, Diversified Bond Fund, and High-Yield Fund,
which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights,"
"Independent Registered Public Accounting Firm" and "Financial Statements" in
such Registration Statement.

/s/ PricewaterhouseCoopers LLP
--------------------------------------
PricewaterhouseCoopers LLP

Kansas City, Missouri
July 26, 2004